UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

TIMBERJACK SPORTING SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52352	20-3336507
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Paragon Capital LP 110 East 59th Street, 29th Fl New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 593-1600

6955 North Durango

Suite 1115-381

Las Vegas, Nevada

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 15, 2008 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement dated September 15,  2008, Paragon Capital LP purchased a total of 24,500,000 shares of the issued and outstanding common stock of Timberjack Sporting Supplies, Inc. (the "Company") for an aggregate purchase price of $18,375 in cash. The total of 24,500,000 shares represents 53.84% of the total issued and outstanding Common Stock, par value $0.001 per share, of the Company at the time of transfer. In addition, Paragon Capital LP invested $56,625 and received 75,500,000 newly issued shares of common stock of the Company.  Paragon Capital LP used its personal funds to purchase the shares of the Company. Alan P. Donenfeld is the Managing Member of Paragon Capital Advisors LLC, which is the General Partner of Paragon Capital LP.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

	2.1	Stock Purchase Agreement dated as of September 15, 2008 between Paragon Capital LP and Wesley Brumbaugh
	2.2	Subscription Agreement dated as of September 15, 2008 between Paragon Capital LP and Timberjack Sporting Supplies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2008	TIMBERJACK SPORTING SUPPLIES, INC.
	By:	/s/ TED D CAMPBELL, II
Ted D. Campbell, II
President, CEO & Chairman

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